UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
March 10, 2017

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an
Obligation under an Off -Balance Sheet Arrangement.

On March 10, 2017, United States Steel Corporation (the “Corporation”) announced its intent to permanently close the No. 6 Quench & Temper Mill at Lorain Tubular Operations in Lorain, Ohio. Under the terms of the Trust Indenture dated as of December 1, 2010, between the Lorain County Port Authority and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”), this action constitutes an “Extraordinary Mandatory Redemption,” of the Lorain County Port Authority (State of Ohio) Recovery Zone Facility Revenue Bonds (United States Steel Corporation Project) Series 2010 (the “Bonds”), and accordingly requires the Corporation to redeem the Bonds and repay in full the principal amount plus accrued interest thereunder. In accordance with the terms of the Indenture, the Corporation intends to pay in full all amounts due under the Indenture, comprised of $70,000,000 principal and accrued interest of approximately $1.9 million, on or about April 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Colleen M. Darragh
Colleen M. Darragh
Vice President and Controller

Dated: March 15, 2017